Exhibit 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	Anne M. Shoemaker
Telephone:	(404) 653-1455
Fax:	(404) 653-1545
E-Mail:	ashoemaker@oxfordinc.com
FOR IMMEDIATE RELEASE
January 8, 2008
Oxford Industries Reports Second Quarter Results
— Earnings per Share of $0.71 Versus $0.68 in Year-ago Period —
— Revises Guidance for Year-End Stub Period—
—Board of Directors Approves Quarterly Cash Dividend—
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) announced today financial results for its fiscal quarter ended November 30, 2007, the second quarter of its eight month transition period ending February 2, 2008. Consolidated net sales for the fiscal quarter increased to $294.5 million from $291.0 million in the second quarter of fiscal 2007, which ended December 1, 2006. Diluted earnings from continuing operations per common share for the quarter ended November 30, 2007 were $0.71 compared to $0.68 in the second quarter of fiscal 2007.
For the first six months of the eight month transition period ending February 2, 2008, consolidated net sales decreased to $532.4 million from $575.1 million in the same six month period last year. Diluted earnings from continuing operations per common share in the first six months decreased to $0.98 from $1.31 in the same period last year.
“We are pleased to deliver results from operations that exceeded last year’s second quarter and were in line with our expectations,” commented J. Hicks Lanier, Chairman and CEO of Oxford Industries, Inc. “However, the holiday season has been challenging for our industry and in our retail stores. At present, we expect these conditions to persist and, as a result, we are planning conservatively and managing inventory risk prudently.”
Mr. Lanier added, “Our long-term strategy remains unchanged. We will continue to invest in the Tommy Bahama and Ben Sherman brands with additional retail stores, direct to consumer expansion, and enhancements to our infrastructure to support long-term growth in our international business. We remain focused on refining our operations and reducing our exposure to low-margined businesses, and remain committed to developing our portfolio of branded businesses. We are committed to providing value to shareholders and, among our other efforts, are pleased to have had the opportunity during the second quarter to enter into a $60 million accelerated share repurchase program.”
Tommy Bahama reported a net sales increase of 2.3% to $110.3 million for the second quarter of transition period 2008 from $107.8 million in the second quarter of fiscal 2007. The sales increase was driven by additional retail stores and the launch of the e-commerce site. Tommy Bahama’s operating income for the second quarter of transition period 2008 increased to $14.3 million from $13.9 million in the second quarter of fiscal 2007. The increase in operating income was due to increased sales and an increase in royalty income, partially offset by higher selling, general and administrative expenses associated with operating additional retail stores.
Ben Sherman reported a net sales increase of 4.0% to $45.6 million for the second quarter of transition period 2008 compared to $43.8 million in the second quarter of fiscal 2007 due primarily to favorable foreign currency exchange translation rates. Operating income for Ben Sherman increased to $5.8 million in the second quarter of transition period 2008 from $4.7 million in the second quarter of fiscal 2007. The improvement in operating income was primarily due to increased royalty income for the brand.
Net sales for Lanier Clothes were $51.2 million in the second quarter of transition period 2008, flat as compared to the $51.1 million reported in the second quarter of fiscal 2007. Operating income for Lanier Clothes declined to $2.0 million in the second quarter of transition period 2008 from $3.7 million in the second quarter of fiscal 2007. This decline in operating income was due to lower gross margins caused by weak demand in the moderate tailored clothing market, particularly in the chain and department store channels of distribution.
Oxford Apparel reported net sales of $87.1 million for the second quarter of transition period 2008, down 1.2% from $88.1 million in the second quarter of fiscal 2007. Operating income for Oxford Apparel was $7.3 million for the second quarter of transition period 2008, an increase of 39.4% from $5.2 million in the second quarter of fiscal 2007. Efforts by Oxford Apparel to focus on key product categories, exit certain underperforming lines of business and make improvements to the cost structure generated a significant improvement in operating margin.
The Corporate and Other expenses increased to $4.9 million for the second quarter of transition period 2008 from $2.6 million in the second quarter of fiscal 2007. The increase was due to the impact of LIFO accounting adjustments, the discontinuation of transition services fees related to the disposition of the Company’s Womenswear business, and the closure of the Company’s internal trucking operation.
Consolidated gross margins for the second quarter of transition period 2008 increased to 39.0% from 38.4% in the second quarter of 2007. The improvement in gross margin was driven primarily by a higher proportion of branded and retail sales, which generally have higher margins than wholesale sales.

Selling, general and administrative expenses, or SG&A, for the second quarter of transition period 2008 increased to $94.7 million, or 32.2% of net sales, from $89.1 million, or 30.6% of net sales, in the second quarter of fiscal 2007. The increase in SG&A was due primarily to the operation of additional retail stores.
Royalty and other operating income for the second quarter of transition period 2008 grew 40.6% to $5.5 million from $3.9 million in the second quarter of fiscal 2007 primarily due to increases in both Tommy Bahama and Ben Sherman royalty income.
As previously announced, the Company entered into a $60 million accelerated share repurchase agreement on November 8, 2007 to purchase shares of its common stock. The share repurchase was funded through borrowings under the Company’s revolving credit facility. As of the end of the second quarter of transition period 2008, approximately 1.9 million shares had been delivered to the Company. The Company may receive additional shares upon completion of the term of the agreement. Due to the timing of receipt of shares and the interest expense incurred by the Company, the share repurchase did not have a material impact on the Company’s diluted earnings per common share for the second quarter of transition period 2008.
The Company moderated its expectations for the two month period commencing December 1, 2007 and ending February 2, 2008. Mr. Lanier commented, “December and January are typically not heavy shipping months in our wholesale businesses. That, coupled with a weak holiday performance by most of our wholesale customers, has dampened our expectations for this period. Our own retail performance did not meet expectations in December and we do not expect a significant improvement in January.” As a result, the Company now expects net sales for the two month period to be slightly below the comparable period last year and net earnings for the two month period to be in the range of breakeven to a modest profit. For the two months ended February 2, 2007, net sales were $164.4 million and diluted earnings from continuing operations per common share were $0.16. The Company expects to provide guidance for its fiscal year ending January 31, 2009 in the first week of February, 2008.
The Company also announced that its Board of Directors has approved a cash dividend of $0.18 per common share payable on February 29, 2008 to shareholders of record as of the close of business on February 15, 2008. This will be the 191st consecutive quarterly cash dividend since the Company became publicly-owned in 1960.
The Company will hold a conference call with senior management to discuss its financial results at 4:30PM ET today. A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com. Please visit the website at least 15 minutes before the call to register for the teleconference web cast and download any necessary software. A replay of the call will be available through January 22, 2008. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 9227984. A replay of the web cast will also be available following the teleconference on the Company’s website at www.oxfordinc.com.

Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Kenneth Cole®, Nautica®, Geoffrey Beene®, Dockers®, Oscar de la Renta® and O Oscar™ labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers. The Company also operates retail stores, restaurants and Internet websites for some of its brands.
Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding general and regional economic conditions, including those that affect consumer demand and spending, demand for our products, timing of shipment to our wholesale customers, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions and general economic conditions. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 1, 2007 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share amounts)

	Second Quarter		First Six Months
	Transition	Fiscal	Transition	Fiscal
	Period 2008	2007	Period 2008	2007

Net sales	$294,486	$290,987	$532,433	$575,065
Cost of goods sold	179,566	179,187	320,062	355,154

Gross profit	114,920	111,800	212,371	219,911

Selling, general and administrative expenses	94,706	89,124	183,567	175,570
Amortization of intangible assets	1,202	1,550	2,392	3,097

	95,908	90,674	185,959	178,667
Royalties and other operating income	5,475	3,894	9,259	6,786

Operating income	24,487	25,020	35,671	48,030
Interest expense, net	5,930	5,951	10,926	11,443

Earnings before income taxes	18,557	19,069	24,745	36,587
Income taxes	5,954	6,924	7,366	13,287

Net earnings from continuing operations	12,603	12,145	17,379	23,300
Earnings (loss) from discontinued operations, net of taxes	—	8	—	(197)

Net earnings	$12,603	12,153	$17,379	23,103

Net earnings from continuing operations per common share:
Basic	$0.72	$0.69	$0.98	$1.32
Diluted	$0.71	$0.68	$0.98	$1.31

Earnings (loss) from discontinued operations per common share:
Basic	$0.00	$0.00	$0.00	$(0.01)
Diluted	$0.00	$0.00	$0.00	$(0.01)

Net earnings per common share:
Basic	$0.72	$0.69	$0.98	$1.31
Diluted	$0.71	$0.68	$0.98	$1.30

Weighted average common shares outstanding:
Basic	17,553	17,654	17,667	17,624
Dilutive impact of options and restricted shares	104	209	146	204

Diluted	17,657	17,863	17,813	17,828

Dividends per common share	$0.18	$0.15	$0.36	$0.30

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except par amounts)

	November 30, 2007	December 1, 2006

Assets
Current Assets:
Cash and cash equivalents	$21,489	$8,794
Receivables, net	164,589	166,680
Inventories	140,900	138,990
Prepaid expenses	20,724	19,618

Total current assets	347,702	334,082
Property, plant and equipment, net	92,357	81,021
Goodwill, net	224,778	202,054
Intangible assets, net	236,050	236,261
Other non-current assets, net	32,186	29,990

Total Assets	$933,073	$883,408

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable and other accrued expenses	$96,532	$98,538
Accrued compensation	19,605	19,788
Income taxes payable	5,310	1,200
Short-term debt and current maturities of long-term debt	32,914	90
Current liabilities related to discontinued operations	—	5,452

Total current liabilities	154,361	125,068
Long-term debt, less current maturities	244,384	217,005
Other non-current liabilities	52,061	35,082
Non-current deferred income taxes	71,172	81,075
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $1.00 par value; 30,000 authorized and none issued and outstanding at November 30, 2007 and December 1, 2006	—	—
Common stock, $1.00 par value; 60,000 authorized and 16,040 issued and outstanding at November 30, 2007 and 17,775 issued and outstanding at December 1, 2006	16,040	17,775
Additional paid-in capital	85,028	78,625
Retained earnings	294,323	318,749
Accumulated other comprehensive income	15,704	10,029

Total shareholders’ equity	411,095	425,178

Total Liabilities and Shareholders’ Equity	$933,073	$883,408

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	First Six Months
	Transition Period	Fiscal
	2008	2007

Cash Flows From Operating Activities:
Net earnings from continuing operations	$17,379	$23,300
Adjustments to reconcile net earnings from continuing operations to net cash provided by (used in) operating activities:
Depreciation	8,544	7,642
Amortization of intangible assets	2,392	3,097
Amortization of deferred financing costs and bond discount	1,254	1,232
Stock compensation expense	1,166	1,702
Loss on the sale of property, plant and equipment and impairment loss	722	476
Equity loss (income) from unconsolidated entities	(950)	(604)
Deferred income taxes	(2,094)	785
Changes in working capital:
Receivables	(22,947)	(21,273)
Inventories	(2,941)	(14,676)
Prepaid expenses	(1,896)	(170)
Current liabilities	2,668	(16,371)
Other non-current assets	(1,739)	(905)
Other non-current liabilities	5,020	5,067

Net cash provided by (used in) operating activities	6,578	(10,698)
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(21,562)	(12,111)
Investment in unconsolidated entities	(324)	(9,090)
Purchases of property, plant and equipment	(16,410)	(15,268)
Proceeds from sale of property, plant and equipment	2,349	32

Net cash provided by (used in) investing activities	(35,947)	(36,437)
Cash Flows From Financing Activities:
Repayment of financing arrangements	(63,526)	(123,676)
Proceeds from financing arrangements	141,019	140,526
Repurchase of common stock	(60,000)	—
Proceeds from issuance of common stock including tax benefits	2,385	2,240
Dividends on common stock	(6,453)	(7,970)

Net cash provided by (used in) financing activities	13,425	11,120
Cash Flows From Discontinued Operations:
Net operating cash flows provided by discontinued operations	—	33,746

Net cash provided by (used in) discontinued operations	—	33,746

Net change in cash and cash equivalents	(15,944)	(2,269)
Effect of foreign currency translation on cash and cash equivalents	551	584
Cash and cash equivalents at the beginning of period	36,882	10,479

Cash and cash equivalents at the end of period	$21,489	$8,794

OXFORD INDUSTRIES, INC.
OPERATING GROUP INFORMATION
(UNAUDITED)
(in thousands)

	Second Quarter		First Six Months
	Transition	Fiscal	Transition	Fiscal
	Period 2008	2007	Period 2008	2007

Net Sales
Tommy Bahama	$110,297	$107,807	$209,495	$211,955
Ben Sherman	45,576	43,825	83,133	82,917
Lanier Clothes	51,189	51,121	86,770	91,803
Oxford Apparel	87,091	88,121	152,426	187,158
Corporate and Other	333	113	609	1,232

Total Net Sales	$294,486	$290,987	$532,433	$575,065

Operating Income
Tommy Bahama	$14,347	$13,927	$27,371	$30,762
Ben Sherman	5,801	4,741	6,543	6,661
Lanier Clothes	1,955	3,721	2,262	6,217
Oxford Apparel	7,288	5,228	10,889	11,423
Corporate and Other	(4,904)	(2,597)	(11,394)	(7,033)

Total Operating Income	24,487	25,020	35,671	48,030
Interest expense, net	5,930	5,951	10,926	11,443

Earnings before income taxes	$18,557	$19,069	$24,745	$36,587